Exhibit 10.5

FIRST AMENDMENT TO THE
VENATOR EXECUTIVE ELECTIVE DEFERRAL PLAN

Venator Americas LLC (the “Company”), having reserved the right under Section 7.3 of the Venator Executive Elective Deferral Plan, as effective January 1, 2018 (the “Plan”), to amend the Plan, does hereby amend the Plan, effective as of January 1, 2021, as set forth below:
1.Section 4.5 of the Plan is hereby amended by the addition of the following new paragraph to the end thereof:
“Notwithstanding the foregoing provisions of this section, no expatriate credits as described in this section shall be permitted with respect to services or Compensation that relates to Plan Years beginning after December 31, 2020.”

2.Article IV of the Plan is hereby amended by the addition of the following new Section 4.8:
“4.8 Plan Frozen. Notwithstanding any provision in the Plan to the contrary, (a) no individual shall be eligible to become a Member of the Plan on or after January 1, 2021, (b) no Member shall be eligible to make a deferral election of Compensation, and no contribution credits shall be made or credited to any Member’s Deferral Account, under Sections 4.1 and 4.2 of the Plan, with respect to Compensation for services that relate to Plan Years beginning after December 31, 2020, and (c) no contributions shall be made or credited to any Member’s Supplemental Matching Account or Supplemental Company Contributions Account under Sections 4.3 and 4.4, that relate to Plan Years beginning after December 31, 2020. Members’ Accounts that reflect amounts deferred, contributed or credited for Plan Years beginning prior to January 1, 2021 shall continue to be adjusted based on the Members’ investment elections as described in the applicable section.”

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by its duly authorized officer, in a number of copies all of which shall constitute one and the same instrument which may be sufficiently evidenced by any executed copy hereof, on this 29th day of April, 2020, to be effective as provided above.

VENATOR AMERICAS LLC

By: /s/ Simon Turner
Name: Simon Turner
Title: President and Chief Executive Officer